SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

May 6, 2010

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (264) 461-2646

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Bingo.com, Ltd. has closed a private placement from Unibet Group plc of 15 million shares at $0.15 per share to raise net proceeds of $2,250,000. After issuance, the issued shares represent 25.9% of Bingo.com, Ltd.  These shares were placed with Unibet Group plc, which is a non-U.S. resident under Regulation S exemptions.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective April 30, 2010, Bingo.com, Ltd. ("the Company") sold the shares of its subsidiaries, Bingo.com Services Limited and Bingo.com Operations Limited for $250,000. Given the Company's transition from providing active gaming operations to that of a marketing-focussed entity, these subsidiaries and the assets contained therein no longer served a useful purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2010

                                                            BINGO.COM, LTD.

                                                            Per:      /s/ T. M. Williams

                                                                        T.M. Williams,

                                                                        President and Director